   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 19, 1997



                                                      REGISTRATION NO. 333-21717

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                            UNIVERSAL OUTDOOR, INC.
             (Exact name of Registrant as specified in its charter)

          ILLINOIS                       7312                    36-2827496
(State or other jurisdiction       (Primary Standard          (I.R.S. Employer
     of incorporation)         Industrial Classification    Identification No.)
                                     Code Number)

                                ----------------

                       321 NORTH CLARK STREET, SUITE 1010
                            CHICAGO, ILLINOIS 60610
                                 (312) 644-8673

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                                ----------------

                                 PAUL G. SIMON
                                GENERAL COUNSEL
                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                       321 NORTH CLARK STREET, SUITE 1010
                            CHICAGO, ILLINOIS 60610
                                 (312) 644-8673
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ----------------

                                WITH COPIES TO:

               LELAND E. HUTCHINSON                                  STACY J. KANTER
                 WINSTON & STRAWN                        SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
               35 WEST WACKER DRIVE                                  919 THIRD AVENUE
             CHICAGO, ILLINOIS 60601                             NEW YORK, NEW YORK 10022
                  (312) 558-5600                                      (212) 735-3000

                                ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Section 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                                ----------------

                        CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED MAXIMUM
                     TITLE OF EACH CLASS OF                           AGGREGATE OFFERING                AMOUNT OF
                  SECURITIES TO BE REGISTERED                              PRICE (1)                REGISTRATION FEE
9 3/4% Series B Senior Subordinated Exchange Notes due 2006.....         $100,000,000                    $30,304

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
                               ------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses in connection with the offering described in this Registration Statement. All amounts shown are estimates, except the SEC registration fee.

 Securities and Exchange Commission Registration Fee..............  $  30,304
 Printing and Engraving Expenses..................................     50,000
 Legal Fees and Expenses..........................................     75,000
 Accounting Fees and Expenses.....................................     50,000
 Blue Sky Fees and Expenses.......................................      5,000
 Exchange Agent Fees and Expenses.................................     15,000
 Miscellaneous....................................................     25,000
                                                                    ---------
                                                                    $ 250,304
                                                                    ---------
                                                                    ---------

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Certain provisions of the Illinois Business Corporation Act of 1983, as amended, provide that Universal Outdoor, Inc. ("the Registrant") may, and in some circumstances must, indemnify the directors and officers of the Registrant and of each subsidiary company against liabilities and expenses incurred by such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statute.

    The By-laws of the Registrant generally provide that the Registrant shall indemnify its officers and directors if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. Indemnification shall be provided only upon a determination that such indemnification is proper in the circumstances because the person has met the applicable standard of conduct. Such determination shall be made by the Registrant as authorized by Section 8.75(d) of the Illinois Business Corporation Act of 1983, as amended, or any successor provisions. Expenses may be advanced to the indemnified party upon receipt of an undertaking by, or on behalf of, such person to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    On December 16, 1996, the Registrant issued and sold to Bear, Stearns & Co., Inc. and BT Securities Corporation (the "Series B Initial Purchasers") $100 million principal amount of 9 3/4% Series B Senior Subordinated Notes due 2006 (sold with a 3% discount to the Series B Initial Purchasers). This sale to the Series B Initial Purchasers was exempt from registration as an exempt private placement under Section 4(2) of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

EXHIBIT
NUMBER DESCRIPTION OF EXHIBIT
------ --------------------------------------------------------------------------
  2.1  Plan and Agreement of Merger, dated November 18, 1993, between the Company and Universal Outdoor II, Inc. (filed as Exhibit 2 to the Company's
         Registration Statement on Form S-1 (Commission File No. 33-72710) and
         incorporated herein by reference)

  2.2* Agreement and Plan of Merger between the Company, Universal Acquisition
         Corp. and Outdoor Advertising Holdings, Inc. dated August 27, 1996

EXHIBIT
NUMBER DESCRIPTION OF EXHIBIT
------ --------------------------------------------------------------------------
  2.3* Option and Asset Purchase Agreement between the Company and the
         Memphis/Tunica Sellers dated September 12, 1996

  2.4** Asset Purchase Agreement by and among Mountain Media, Inc., d/b/a Iowa
         Outdoor Displays, Robert H. Lambert and the Company dated September 12,
         1996

  2.5* Asset Purchase Agreement between the Company and The Chase Company dated
         September 11, 1996

  2.6** Stock Purchase Agreement, dated as of November 22, 1996, among Revere, the
         Company and the Stockholders of Revere

  2.7** Asset Purchase Agreement, dated as of December 10, 1996, by and among
         Matthew, Matthew Acquisition Corp. and the Company

  3.1 Third Amended and Restated Articles of Incorporation (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Commission File No.
         333-12427) and incorporated herein by reference)

  3.2  Second Amended and Restated Bylaws (filed as Exhibit 3.2 to the Company's
         Registration Statement on Form S-1 (Commission File No. 333-12427) and incorporated herein by reference)

  4.1** Indenture, dated as of December 16, 1996, between the Company and United
         States Trust Company of New York, as Trustee

  4.2** Purchase Agreement, dated as of December 11, 1996, among the Company and the Initial Purchasers relating to the Old Notes

  4.3** Form of New Notes

  4.4** Registration Rights Agreement, dated as of December 16, 1996, by and among the Company and the Initial Purchasers

  5.1** Opinion of Winston & Strawn

 10.1** Consolidated Credit Agreement dated October 31, 1996, among the Company, certain financial institutions, Bankers Trust Company, as Agent and LaSalle National Bank, as Co-Agent

 10.2  Agreement Regarding Tax Liabilities and Payments dated as of November 18,
         1993 by and between Parent and the Company (filed as Exhibit 10(f) to the Company's Form S-1 Registration Statement (File No. 33-72710) and incorporated herein by reference)

 10.3** Indenture, dated as of October 16, 1996 between the Company and United
         States Trust Company of New York as Trustee

 12.1** Computation of Ratios

 21.1** Subsidiaries of the Company

 23.1** Consent of Price Waterhouse LLP

 23.2** Consent of Ernst & Young LLP

 23.3** Consent of Ernst & Young LLP

 23.4** Consent of Arthur Andersen LLP

 23.5  Consent of Winston & Strawn (contained in Exhibit 5.1)

 24.1  Power of Attorney (included on Signature Page)

 25.1** Statement of eligibility of Trustee on Form T-1

 99.1** Letter of Transmittal

 99.2** Notice of Guaranteed Delivery

EXHIBIT
NUMBER DESCRIPTION OF EXHIBIT
------ --------------------------------------------------------------------------
 99.3** Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other
         Nominees

 99.4** Letter from Registered Holders to Clients


------------------------

* Filed with Parent's Registration Statement on Form S-1, dated October 9, 1996 (Commission File No. 333-12457) and incorporated herein by reference


**  Previously Filed.


ITEM 17.  UNDERTAKINGS.

    (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)  The undersigned Registrant hereby undertakes that:

    Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 12th day of February, 1997.

                                UNIVERSAL OUTDOOR, INC.

                                By:             /s/ DANIEL L. SIMON
                                     -----------------------------------------
                                                  Daniel L. Simon
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    The undersigned directors and officers of Universal Outdoor, Inc. do hereby constitute and appoint Brian T. Clingen and Paul G. Simon, and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which such person may deem necessary or advisable to enable Universal Outdoor, Inc. to comply with the Securities Act of 1933 (the "Act"), as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below and any and all amendments (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Act) hereto; and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President and Chief
     /s/ DANIEL L. SIMON          Executive Officer
------------------------------    (Principal Executive       February 12, 1997
       Daniel L. Simon            Officer) and Director

                                Vice President and Chief
     /s/ BRIAN T. CLINGEN         Financial Officer
------------------------------    (Principal Financial and   February 12, 1997
       Brian T. Clingen           Accounting Officer) and
                                  Director

     /s/ MICHAEL J. ROCHE
------------------------------  Director                     February 12, 1997
       Michael J. Roche

   /s/ MICHAEL B. GOLDBERG
------------------------------  Director                     February 12, 1997
     Michael B. Goldberg

   /s/ FRANK K. BYNUM, JR.
------------------------------  Director                     February 12, 1997
     Frank K. Bynum, Jr.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER DESCRIPTION OF EXHIBIT
------ --------------------------------------------------------------------------
  2.1  Plan and Agreement of Merger, dated November 18, 1993, between the Company and Universal Outdoor II, Inc. (filed as Exhibit 2 to the Company's
         Registration Statement on Form S-1 (Commission File No. 33-72710) and
         incorporated herein by reference)

  2.2* Agreement and Plan of Merger between the Company, Universal Acquisition
         Corp. and Outdoor Advertising Holdings, Inc. dated August 27, 1996

  2.3* Option and Asset Purchase Agreement between the Company and the
         Memphis/Tunica Sellers dated September 12, 1996

  2.4** Asset Purchase Agreement by and among Mountain Media, Inc., d/b/a Iowa
         Outdoor Displays, Robert H. Lambert and the Company dated September 12,
         1996

  2.5* Asset Purchase Agreement between the Company and The Chase Company dated
         September 11, 1996

  2.6** Stock Purchase Agreement, dated as of November 22, 1996, among Revere, the
         Company and the Stockholders of Revere

  2.7** Asset Purchase Agreement, dated as of December 10, 1996, by and among
         Matthew, Matthew Acquisition Corp. and the Company

  3.1 Third Amended and Restated Articles of Incorporation (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Commission File No.
         333-12427) and incorporated herein by reference)

  3.2  Second Amended and Restated Bylaws (filed as Exhibit 3.2 to the Company's
         Registration Statement on Form S-1 (Commission File No. 333-12427) and incorporated herein by reference)

  4.1** Indenture, dated as of December 16, 1996, between the Company and United
         States Trust Company of New York, as Trustee

  4.2** Purchase Agreement, dated as of December 11, 1996, among the Company and the Initial Purchasers relating to the Old Notes

  4.3** Form of New Notes

  4.4** Registration Rights Agreement, dated as of December 16, 1996, by and among the Company and the Initial Purchasers

  5.1** Opinion of Winston & Strawn

 10.1** Consolidated Credit Agreement dated October 31, 1996, among the Company, certain financial institutions, Bankers Trust Company, as Agent and LaSalle National Bank, as Co-Agent

 10.2  Agreement Regarding Tax Liabilities and Payments dated as of November 18,
         1993 by and between Parent and the Company (filed as Exhibit 10(f) to the Company's Form S-1 Registration Statement (File No. 33-72710) and incorporated herein by reference)

 10.3** Indenture, dated as of October 16, 1996 between the Company and United
         States Trust Company of New York as Trustee

 12.1** Computation of Ratios

 21.1** Subsidiaries of the Company

 23.1** Consent of Price Waterhouse LLP

 23.2** Consent of Ernst & Young LLP

 23.3** Consent of Ernst & Young LLP

 23.4** Consent of Arthur Andersen LLP

 23.5  Consent of Winston & Strawn (contained in Exhibit 5.1)

 24.1  Power of Attorney (included on Signature Page)

EXHIBIT
NUMBER DESCRIPTION OF EXHIBIT
------ --------------------------------------------------------------------------
 25.1** Statement of eligibility of Trustee on Form T-1

 99.1** Letter of Transmittal

 99.2** Notice of Guaranteed Delivery

 99.3** Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other
         Nominees

 99.4** Letter from Registered Holders to Clients


------------------------


* Filed with Parent's Registration Statement on Form S-1, dated October 9, 1996 (Commission File No. 333-12457) and incorporated herein by reference



**  Previously Filed.